Social Ad Tests:

- Ads appeared on Facebook and Instagram
- Clicking on the linked text after “Reservations now open!” would take visitors to Nada Cityfunds Landing page.


Nada
Sponsored ·
Invest in cities just like stocks!
Invest in a single city's residential real estate Market
Unlock access to markets like Austin, Miami, Dallas, and more!
Invest for as little as $250
Invest in Cityfunds on the Nada Platform!
Reservations now open! ---->
https://cstu.io/f4cb3e
#joinnada #nada #home #homemanager #cityfunds #invest #investment #sold #homeforsale #homeowner #equity #realestate
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Invest in cities just like stocks.
Buy and sell pieces of cities, just like stocks--start with just $250.
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Nada
Sponsored ·
Invest in the Miami Cityfund on the Nada Platform!
Invest in cities like stocks! Get started today with just $250! Why do you want to own your own piece of Miami? Let us know in the comments!
Reservations now open! ---->
https://cstu.io/2bc402
#joinnada #nada #home #homemanager #cityfunds #invest #investment #sold #homeforsale #homeowner #equity #realestate #miami
miami.
cityfund

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Homeowner Investor Cityfunds About

SIGN IN GET STARTED

CITYFUNDS

Invest in cities like stocks.

Buy shares of a top city's real estate market - start with just $250.

INVEST NOW

austin	HPI $435,137	↑ 24.62%
dallas	HPI $325,120	↑ 24.50%
tampa	HPI $403,970	↑ 28.93%
miami	HPI $400,954	↑ 25.69%

Learn more about HPI calculations.

aiden H.	Owns a piece of austin
Virginia F.	Owns a piece of miami
Brandon R.	Owns a piece of austin
Samuel P.	Owns a piece of miami
Thomas F.	Owns a piece

World's largest asset class made accessible.

Invest in one city

Cityfunds make it possible to invest in a single city's residential real estate market, unlocking access to high-demand markets like Austin, Miami, and Dallas.

Available to the public

Cityfunds are available to all investors for as little as $250, unlike other private real estate funds which are exclusive to high net-worth investors.

Buy and trade like stocks

Invest In Cityfunds as easy as you invest in stocks. Combining what people love about ETFs with the largest asset class in the world.

Learn more about secondary trading conditions.

Earn on the Nada card

Receive dividends on the Nada debit card and earn rewards on everyday purchases or investing in other Cityfunds.

Buy & sell shares of cities on the Nada platform.


nada.
Invest in Active Cityfunds
miami
HPI $337,956
22.12%
dallas
HPI $270,037
19.43%
austin
HPI $385,688
38.48%
Latest Investments
David S.
Owns a piece of Miami
John G.
Owns a piece of Austin
Mauricio D.
Owns a piece of Dallas
Servando S.
Owns a piece of Miami
City Markets
Sort

INVESTING

Own a piece of a city

Invest directly in a single city's residential real


miami
HPI $61,216
+23.12%
austin
HPI $107,178
+38.48%
dallas
HPI $43,927
+19.43%
houston
HPI $28,766
+13.18%
nashville
HPI $61,297
Portfolio
Invest
Spend
Earn
Profile

estate market - start with just $250.

INVEST NOW

EARNING

Sell shares of cities

Earn Cityfund returns on the Nada Card when you sell sharesand collect dividends when you hold.

INVEST NOW

*Learn more about secondary trading conditions.


nada.
HPI
NAV
miami
$337,956
+$61,216 (22.12%) past 1Y
30D
1Y
3Y
5Y
7Y
10Y
About cityfunds
A Cityfund is like an index fund in that it provides
targeted exposure to residential real estate in a single
TRADE
INVEST
Portfolio
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Profile

FAQs

What is a Cityfund?

Who manages Cityfunds?

What asset types

What cities are Cityfunds investing in?

does a Cityfund invest in?

We have 4 Cityfunds active right now – Austin TX, Dallas TX, Miami FL, Tampa FL - and we have 6 more to be announced soon. Cityfunds will scale across the country and eventually abroad, providing even more opportunities for investors around the world to take part in owning a piece of the cities they love.

Can I trade or sell my shares (interests) in a Cityfund like I do stocks?

What kind of returns does a Cityfund provide?

Who can invest in a cityfund?

Can I track Cityfund acquisitions and performance as an investor?

When will I be charged if I make a reservation?

What does reservation in a cityfund mean?

What if I want to edit my investment reservation?

Can I cancel my investment reservation if I change my mind?

Can I invest from my country?

What is the minimum initial invesment?

Still have questions?

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Nada SEC Filings

Cityfunds SEC Filings

Coming Soon.

Nada Holdings, Inc. (“Nada”) has a business relationship with Nada Loans, LLC, Nada Realty LLC, Nada Homeshares LLC, Nada Home Services, LLC, Nada Insured LLC, and Cityfunds, Manager, LLC. (collectively, the “Affiliates”). Learn more about Affiliated Businesses.

Nada Holdings, Inc. (“Nada”) is a financial technology company and is not a bank. Banking services provided by Nada's banking partners. The Nada Debit Card is issued by Nada's banking partners and may be used everywhere debit cards are accepted.

Nada Realty is a licensed Texas Real Estate LLC Brokerage TREC# 9007703. TREC: Information About Brokerage Services | Consumer Protection Notice. Nada is a licensed Mortgage Company NMLS# 1993600. NMLS Consumer Access.

Cityfunds I, LLC, is "testing the waters" to gauge market demand from potential investors for a potential offering under Tier II of Regulation A of the Securities Act. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of an offering circular by the Securities and Exchange Commission (“SEC”) and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering circular that has been qualified by the SEC, which we urge prospective investors to read carefully at such time. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Cityfunds I, LLC at 1315 Manufacturing St. Dallas, TX 75207 or by e-mailing hello@nada.co. You may also obtain a copy of the Preliminary Offering Circular linked here. Certain information contained herein constitutes “forward-looking” statements.

Cityfunds I, LLC is a Delaware series limited liability company, formed to enable public investment in residential real estate properties in specific cities. A separate series of the Company will be formed to invest in the properties in each such city, either directly or through our “Homeshares” product, and each series intends to sell membership interests in the series to investors through a potential under Tier II of Regulation A of the Securities Act. As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

Cityfunds I, LLC is managed by Cityfunds Manager, LLC, a joint venture between Nada Asset Management LLC, or Nada (the Managing Member), and Compound Asset Management LLC. Pursuant to the terms of the Company’s Limited Liability Company Agreement dated as of April 26, 2021, or the Operating Agreement, the Manager will provide certain management, advisory, and support services to the Company and to each series and its subsidiaries.

HPI: The Home Price Index (“HPI”) value is defined as a measure of changes in single-family home prices over time and is provided by HouseCanary. The HPI values displayed are based on the HouseCanary HPI data for a specific Metropolitan Statistical Area (MSA). The HPI values have no association with any real estate investment offering(s) associated with Nada Holdings, Inc. and/or its affiliates.

nada.

<

Select investment amount

You will **not** be charged when making a **reservation.**

− **$5,000** +

Minimum investment $250

RESERVE NOW

Portfolio Invest J Profile

nada.

X

Thank you! Your $5,000 reservation in Austin has been confirmed.



DONE

Portfolio Invest J Profile

nada.

X

Full Disclosure

Reserve your spot now to ensure you can invest when Cityfunds I, LLC starts the offering.

* Past performance is not indicative of future results. No assurance can be provided that the market or the value of our investments will appreciate or will not depreciate in value.

Cityfunds I, LLC is "testing the waters" to gauge market demand from potential investors for a potential offering under Tier II of Regulation A of the Securities Act. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of an offering circular by the Securities and Exchange Commission ("SEC") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering circular that has been qualified by the SEC, which we urge prospective investors to read carefully at such time.

If an offering statement has been filed, you may obtain a copy of the most recent version of thePreliminary Offering Circular from Cityfunds I, LLC at 1315 Manufacturing St. Dallas, TX 75207 or by emailing hello@nada.co. You may also obtain a copy of the Preliminary Offering Circular linked here.

Certain information contained herein constitutes "forward-looking statements" which can be identified by future dates or the use of terms such as "may", "will", "should", "could", "would", "potential", "continue", "expects", "anticipates", "projects", "future", "targets", "intends", "plans", "believes", (or the negatives thereof) or other variations thereon or comparable terminology. Forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond the control of the issuer. Actual results, dates, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. The forward-looking events discussed in this presentation may not occur. Cityfunds I, LLC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Nothing on this website should be construed as a recommendation to buy, sell, or hold any investment or security or to engage in any investment strategy or transaction.

This web page may contain external links to third-party content (content hosted on sites unaffiliated with Nada Holdings, Inc.), and neither Nada Holdings, Inc. nor any of its affiliates makes any representations whatsoever regarding any third-party content/sites that may be accessible directly or indirectly from this post. Linking to any such third-party sites in no way implies or constitutes an endorsement or affiliation of any kind between Nada Holdings, Inc. (or any of its affiliates) and any third-party. Nada Holdings, Inc. and its affiliates do not provide tax, accounting or legal advice — all recipients are advised to consult with their own advisers.

TRADE INVEST

Portfolio Invest J Profile

nada.

1

AustinCityfund History

austin $5,000

reserved January 16, 2022 View

austin $5,000

reserved August 19, 2022 View

Portfolio Invest J Profile

nada.

1

‹

Austin Cityfund

Options

Your investment has been reserved

Your spot in the Austin Cityfund offering is now Reserved. No payment or any other action is required from you at this time and you will not be charged unless and until the offering goes live after SEC qualification. If this happens we will send you an email requesting that you confirm the investment.

Your Austin Cityfund Reservation

Status	reserved January 16, 2022
Amount	$5,000

FAQ

What does reservation in a Cityfund mean?

An investment reservation is an indication of your interest to invest a certain amount in the event that the company subsequently launches an offering of securities. If and when that happens, your reservation will grant you a non-binding allocation for the first 7 days that the offering is live. During this time, you must confirm your investment or else at the end of those 7 days all unconfirmed reservations will be cancelled, and their allocations freed up.

When will I be charged if I make a reservation?

What if I want to edit my investment reservation?

Can I cancel my investment reservation if I change my mind?

Portfolio Invest J Profile

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Austin Cityfund

Options

Your investment has been reserved

Your spot in the Austin Cityfund offering is now Reserved. No payment or any other action is required from you at this time and you will not be charged unless and until the offering goes live after SEC qualification. If this happens we will send you an email requesting that you confirm the investment.

Your Austin Cityfund Reservation

Status	reserved January 16, 2022
Amount	$5,000

FAQ

What does reservation in a Cityfund mean?

An investment reservation is an indication of your interest to invest a certain amount in the event that the company subsequently launches an offering of securities. If and when that happens, your reservation will grant you a non-binding allocation for the first 7 days that the offering is live. During this time, you must confirm your investment or else at the end of those 7 days all unconfirmed reservations will be cancelled, and their allocations freed up.

When will I be charged if I make a reservation?

If and when a Cityfund is legally able to accept investment commitments, then you will be prompted to confirm your investment commitment. Then your selected payment method will be charged as soon as you click invest.

What if I want to edit my investment reservation?

You sure can! You can increase or decrease your investment reservation until the offering begins accepting investment commitments and you confirm your investment.

Can I cancel my investment reservation if I change my mind?

You can cancel or decrease your non-binding investment reservation any time up to when the offering goes live. If after the offering begins accepting investment commitments and you confirm your investment, then you can cancel the investment before the official cancellation deadline set by the regulations (48 hours before the campaign ends). After that your investment will be finalized and you can no longer cancel. Please note: Rolling Closes may affect the deadline to cancel.

👋 Limited opportunity to apply for a **Homeshare**.

CITYFUNDS

Invest in cities like stocks.

Get early access to invest in Cityfunds.

Enter your email | JOIN WAITLIST

Learn more about HPI calculations

austin
HPI $435,137
↑ 24.62%

dallas
HPI $325,120
↑ 24.50%

tampa
HPI $403,970
↑ 28.93%

miami
HPI $400,954
↑ 25.69%

DALLAS INNOVATES Nasdaq TechCrunch Forbes The Mo

UNLOCK REAL ESTATE WEALTH

The finance

app for real estate.

The one account that lets you invest, earn, save, and spend real estate.

UNLOCK YOUR WEALTH


nada.
Cash available
$24,013.96
Recent History
nada.
Home Manager
$340,000.075
$109,597.075
Investments
miami
austin
Invest in Active Cityfunds
dallas
nada.
DEBIT

Unlock

Unlock a new way to own real estate.

Join for free.

Invest

Invest directly in the top cities'
real estate market, like stocks.

Start with as little as $250.

Spend

The first debit card designed to
grow your real estate wealth.

Spend real estate anywhere.

Earn

Earn cash back and rewards just
for owning real estate.

Build wealth with real estate.


nada.
Home Manager
2050 Willard Way Forney TX 75126
VALUE TRACKER
$340,000.075
EQUITY TRACKER
$109,597.275
$30,100
Equity
Available cash
CASH AVAILABLE
$30,700
Access your equity today, without added debt.
RATE TRACKER
3.86%
Investments
miami
austin
$5,000
Invest in Active Cityfunds
See all
dallas

SAVINGS

Unlock home equity & savings

Monitor your mortgage to check for savings daily and unlock your equity on the Nada card.

SIGN UP NOW

NADA CARD

Introducing the Nada debit card.


nada.
Cash available
$24,013.96
nada.
DEBIT
Recent History
Miami CF Sell
+$616.25
Austin CF Buy
-$500.00
Miami CF Dividend
+$9.45
Whole Foods
-$23.57
Miami CF Buy
-$750.00

The first and only debit card designed to reward you for owning real estate.

Fund your card with home equity

Spend your equity - no debt, no monthly payments, just cash.

Spend real estate anywhere

Digital and physical debit card to use for everyday purchases.

Get cashback when you spend

Cashback rewards for investors, homeowners, everyone.

Earn with Nada

Earn rewards and build your real estate wealth daily.

SIGN UP

TESTIMONIALS

What our customers say.

Joel B.

"I invested because I believe in the Cityfund concept within the real estate investment space."

DALLAS CF INVESTOR

Hansen N.

"Love the city, and love the process of investing in real estate."

MIAMI CF INVESTOR

Mylie A.

"I like that it makes real estate investment possible to everyday people."

AUSTIN CF INVESTOR

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Transparency

- Terms & Conditions
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Nada Holdings, Inc. (“Nada”) has a business relationship with Nada Loans, LLC, Nada Realty LLC, Nada Homeshares LLC, Nada Home Services, LLC, Nada Insured LLC, and Cityfunds, Manager, LLC. (collectively, the “Affiliates”). Learn more about Affiliated Businesses.

Nada Holdings, Inc. (“Nada”) is a financial technology company and is not a bank. Banking services provided by Nada's banking partners. The Nada Debit Card is issued by Nada's banking partners and may be used everywhere debit cards are accepted.

Nada Realty is a licensed Texas Real Estate LLC Brokerage TREC# 9007703. TREC: Information About Brokerage Services | Consumer Protection Notice. Nada is a licensed Mortgage Company NMLS# 1993600. NMLS Consumer Access.

Cityfunds I, LLC, is "testing the waters" to gauge market demand from potential investors for a potential offering under Tier II of Regulation A of the Securities Act. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of an offering circular by the Securities and Exchange Commission (“SEC”) and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. Any offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering circular that has been qualified by the SEC, which we urge prospective investors to read carefully at such time. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Cityfunds I, LLC at 1315 Manufacturing St. Dallas, TX 75207 or by e-mailing hello@nada.co. You may also obtain a copy of the Preliminary Offering Circular linked here. Certain information contained herein constitutes “forward-looking” statements.

Cityfunds I, LLC is a Delaware series limited liability company, formed to enable public investment in residential real estate properties in specific cities. A separate series of the Company will be formed to invest in the properties in each such city, either directly or through our “Homeshares” product, and each series intends to sell membership interests in the series to investors through a potential under Tier II of Regulation A of the Securities Act. As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

Cityfunds I, LLC is managed by Cityfunds Manager, LLC, a joint venture between Nada Asset Management LLC, or Nada (the Managing Member), and Compound Asset Management LLC. Pursuant to the terms of the Company’s Limited Liability Company Agreement dated as of April 26, 2021, or the Operating Agreement, the Manager will provide certain management, advisory, and support services to the Company and to each series and its subsidiaries.

HPI: The Home Price Index (“HPI”) value is defined as a measure of changes in single-family home prices over time and is provided by HouseCanary. The HPI values displayed are based on the HouseCanary HPI data for a specific Metropolitan Statistical Area (MSA). The HPI values have no association with any real estate investment offering(s) associated with Nada Holdings, Inc. and/or its affiliates.

VIEW ALL TTW DEALS

Invest in Active Cityfunds ⓘ

austin
HPI **$435,137**
↗ 24.62%

dallas
HPI **$325,120**
↗ 24.50%

tampa
HPI **$403,970**
↗ 28.93%

miami
HPI **$400,954**
↗ 25.69%

Investor Feed

of austin

Candis C.
Owns a piece of austin

Dorian N.
Owns a piece of austin

Matt R.
Owns a piece of austin

Chad B.
Owns a piece of austi

City Markets

10Y

City	Index Value		% Change
Tampa	$403,970		HPI $279,080 +223.46%
Miami	$400,954		HPI $260,124 +184.71%
			
Dallas	$325,120		HPI $202,150 +164.39%

nada.

2

1

Investments ⓘ

View

Austin ↗ $10,000
HPI +0.66%

Portfolio Invest J Profile

Phoenix ↗ VIEW ALL TTW DEALS HPI +0.96%

Tampa ↗ $250
HPI +0.75%

HPI: The Home Price Index ("HPI") value is defined as a measure of changes in single-family home prices over time and is provided by HouseCanary. The HPI values displayed are based on the HouseCanary HPI data for a specific Metropolitan Statistical Area (MSA). The HPI values have no association with any real estate investment offering(s) associated with Nada Holdings, Inc. and/or its affiliates.

Discover

See all

Stay up to Date

Join our Discord and help build the future of real estate.

Join us on Discord

nada.

AUSTIN TTW DEAL PAGE

2

<

Austin

$10.00

+$0.00 (00.00%) Aug '12

HPI

NAV



Live 30D 6M 1Y 5Y

Your Transaction History

Total Amount	**$10,000**

VIEW ALL

TRADE INVEST

Portfolio Invest J Profile

Users also made reservations for:

The following is based on other users on Nada who reserved spots in other Cityfunds. This is not intended to be investment advice.

austin
HPI **$435,137**
↗ 24.62%

dallas
HPI **$325,120**
↗ 24.50%

tampa
HPI **$403,970**
↗ 28.93%

miami
HPI **$400,954**
↗ 25.69%

Reserve your spot now to ensure you can invest when Cityfunds I, LLC starts the offering.

* Past performance is not indicative of future results. No assurance can be provided that the market or the value of our investments will appreciate or will not depreciate in value.

Cityfunds I, LLC is "testing the waters" to gauge market demand from potential investors. Please read Full disclosure

HPI: The Home Price Index ("HPI") value is defined as a measure of changes in single-family home prices over time and is provided by HouseCanary. The HPI values displayed are based on the HouseCanary HPI data for a specific Metropolitan Statistical Area (MSA). The HPI values have no association with any real estate investment offering(s) associated with Nada Holdings, Inc. and/or its affiliates.

TRADE

INVEST

nada.

DALLAS TTW DEAL PAGE

2

<

Dallas

$10.00

+$0.00 (00.00%) Aug '12

HPI

NAV

Live | 30D | 6M | 1Y | 5Y

Your Transaction History

Total Amount **$1,000**

VIEW ALL

TRADE

INVEST

Portfolio

Invest

J

Profile

Users also made reservations for:

The following is based on other users on Nada who reserved spots in other Cityfunds. This is not intended to be investment advice.

austin HPI **$435,137** ↗ 24.62%	**dallas** HPI **$325,120** ↗ 24.50%
tampa HPI **$403,970** ↗ 28.93%	**miami** HPI **$400,954** ↗ 25.69%

Reserve your spot now to ensure you can invest when Cityfunds I, LLC starts the offering.

* Past performance is not indicative of future results. No assurance can be provided that the market or the value of our investments will appreciate or will not depreciate in value.

Cityfunds I, LLC is "testing the waters" to gauge market demand from potential investors. Please read Full disclosure

HPI: The Home Price Index ("HPI") value is defined as a measure of changes in single-family home prices over time and is provided by HouseCanary. The HPI values displayed are based on the HouseCanary HPI data for a specific Metropolitan Statistical Area (MSA). The HPI values have no association with any real estate investment offering(s) associated with Nada Holdings, Inc. and/or its affiliates.

TRADE INVEST

nada.

MIAMI TTW DEAL PAGE

2

<

Miami

$10.00

+$0.00 (00.00%) Aug '12

HPI

NAV

Live | 30D | 6M | 1Y | 5Y

About cityfunds

A Cityfund is like an index fund in that it provides targeted exposure to residential real estate in a single city. Unlocking access to high-demand, fast-moving markets typically inaccessible to most investors. Cityfunds are designed to mimic the performance of residential real estate in one city only.

TRADE

INVEST

Portfolio

Invest

J

Profile

HPI **$435,137**

↗ 24.62%

HPI **$325,120**

↗ 24.50%

tampa

HPI **$403,970**

↗ 28.93%

miami

HPI **$400,954**

↗ 25.69%

Reserve your spot now to ensure you can invest when Cityfunds I, LLC starts the offering.

* Past performance is not indicative of future results. No assurance can be provided that the market or the value of our investments will appreciate or will not depreciate in value.

Cityfunds I, LLC is "testing the waters" to gauge market demand from potential investors. Please read Full disclosure

HPI: The Home Price Index ("HPI") value is defined as a measure of changes in single-family home prices over time and is provided by HouseCanary. The HPI values displayed are based on the HouseCanary HPI data for a specific Metropolitan Statistical Area (MSA). The HPI values have no association with any real estate investment offering(s) associated with Nada Holdings, Inc. and/or its affiliates.

TRADE

INVEST

TAMPA TTW DEAL PAGE

nada.

2

<

Tampa

$403,970.0156

+$204,460 (164%) Aug '12

HPI

NAV



Live | 30D | 6M | 1Y | 5Y

Your Transaction History

Total Amount **$250**

VIEW ALL

TRADE

INVEST

Portfolio

Invest

J

Profile

Users also made reservations for:

The following is based on other users on Nada who reserved spots in other Cityfunds. This is not intended to be investment advice.

austin
HPI **$435,137**
↗24.62%

dallas
HPI **$325,120**
↗24.50%

tampa
HPI **$403,970**
↗28.93%

miami
HPI **$400,954**
↗25.69%

Reserve your spot now to ensure you can invest when Cityfunds I, LLC starts the offering.

* Past performance is not indicative of future results. No assurance can be provided that the market or the value of our investments will appreciate or will not depreciate in value.

Cityfunds I, LLC is "testing the waters" to gauge market demand from potential investors. Please read Full disclosure

HPI: The Home Price Index ("HPI") value is defined as a measure of changes in single-family home prices over time and is provided by HouseCanary. The HPI values displayed are based on the HouseCanary HPI data for a specific Metropolitan Statistical Area (MSA). The HPI values have no association with any real estate investment offering(s) associated with Nada Holdings, Inc. and/or its affiliates.

TRADE INVEST